Bullion Monarch Mining Acquires La Reyna Property in Mexico

September 16, 2010 ‐St. George, Utah ‐Bullion Monarch Mining (BULM.OB) announces the acquisition of the La Reyna project in the mineral rich Sierra Madre gold belt of Northern Mexico in the state of Chihuahua. This belt hosts multi‐million ounce gold +/‐silver deposits such as Ocampo, Dolores, Mulatos, and El Sauzal as well as the world class Tayoltita silver deposit. The property is located approximately 10 km north of El Sauzal mine.

The El Sauzal mine is owned and operated by NYSE listed gold producing major – Goldcorp Inc. (NYSE: GG). The mine has produced over 1,400,000 ounces of gold with very low operating cost making it a very profitable operation. Bullion Monarch Mining management, who were instrumental in the discovery of the Carlin Trend in Northern Nevada, believe that the surface geology, proximity to known deposits, and regionally low cost of production combine to make the La Reyna property a promising project.

Preliminary geochemistry indicates a large anomalous polymetalic altered zone with visible surface mineralization. Bullion Monarch management plans to begin phase 1 exploration including expanded geochemical and geophysical studies to define drill targets immediately.

Bullion Monarch signed an agreement to purchase 100% of the La Reyna property through a wholly owned Mexican subsidiary subject to a 2% net profit royalty on the project. The agreement also gives Bullion Monarch an option to purchase a second property, referred to as the San Antonio mine, until May 2012. “We are excited to have secured this key opportunity in what may become an important large‐scale mining district,” stated Don Morris, CEO and President. “We are well funded and look forward to initiating exploration on this property in this very prospective gold‐silver district.”

About Bullion Monarch Mining

Bullion Monarch Mining Inc. is a publicly trade, (OTC:BULM) gold‐focused royalty company with additional interests in oil‐shale technology and other assets. Bullion Monarch seeks to acquire existing mineral royalties or to finance mining projects that are in production or in development stage in exchange for royalty interests or a participating interest. The Company is engaged in a continual review of opportunities to create new royalties or participating interests through the financing of mine development or exploration, or to acquire companies that hold royalties. The majority of current revenues are derived from a high‐quality royalty claim block located in Northeastern Nevada’s Carlin Trend. Bullion Monarch also has an interest in various mineral assets in North and South America in the exploration and development stages, which have the potential to generate future royalty or other revenues. Bullion Monarch is also developing a process through its subsidiary, EnShale Inc. (“EnShale”), which it believes can extract the oil content from oil shale on a commercially reasonable and economically beneficial basis. Bullion Monarch management’s goal is to establish a self‐funded natural resource company focused on exploring for and developing world class gold opportunities. The company internally funds the oil shale technology subsidiary, EnShale Energy, as well as ongoing gold exploration projects. Their royalty portfolio generates high‐margin free cash flow with lower exposure to operating and capital costs than operating companies. Bullion Monarch’s portfolio also provides for direct leverage to commodity prices and the exploration potential of world‐class ore deposits and mineral exploration trends where we have existing royalty interests. Visit the company website at www.bulliomm.com for more information.

Investor Relations Contact

Joseph Morris

info@bullionmm.com

(801)426‐8111

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